Exhibit 4
                                    ---------

                           EMMET, MARVIN & MARTIN, LLP              177 MADISON AVENUE
                               COUNSELLORS AT LAW              MORRISTOWN, NEW JERSEY 07960
                                      _____                           (973) 538-5600
                                  120 Broadway                      FAX: (973) 538-6448
                            New York, New York 10271                       _____
                                      _____                   1007 ORANGE STREET, SUITE 1460
                                 (212) 238-3000                 WILMINGTON, DELAWARE 19801
                                 (212) 653-1760                     (302) 472-7000
                                      _____                      FAX: (302) 472-7120
                               Fax: (212) 238-3100                         _____
                               Fax: (212) 653-1730               1351 WASHINGTON BOULEVARD
Writer's Direct Dial       http://www.emmetmarvin.com        STAMFORD, CONNECTICUT 06902-4543
                                                                    (203) 425-1400
                                                                 FAX: (203) 425-1410

                                            November 16, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:         American Depositary Receipts for Common Stock of Sekisui House, Ltd.
            --------------------------------------------------------------------
Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for common stock of Sekisui House, Ltd. for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin, LLP
                                                 -------------------------------
                                                     EMMET, MARVIN & MARTIN, LLP